UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005
Atlas Pipeline Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-14998	23-3011077
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

311 Rouser Road, Moon Township, Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 262-2830
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On October 25, 2005, Atlas America, Inc. (“Atlas”) entered into an amendment with Atlas Pipeline Partners, L.P. (the “Partnership”) and Atlas Pipeline Operating Partnership, L.P. (the “Operating Partnership” and collectively with the Partnership, the “Gatherer”), Resource Energy, Inc. (“Resource”), Viking Resources Corporation (“Viking”), Atlas Noble Corp. (“Atlas Noble”) and Atlas Resources, Inc. (“Atlas Resources” and collectively with Atlas, Resource, Viking and Atlas Noble, “Shipper”) to the Master Gas Gathering Agreement dated February 2, 2000 between Gatherer and Atlas, Resource and Viking, and the Natural Gas Gathering Agreement dated January 1, 2002 between Gatherer, Resource, Viking, Atlas Noble and Atlas Resources modifying the definition of “Gross Sale Price” therein so that it means the price actually received by Shipper including, or adjusted to take into account, proceeds received or payments made pursuant to financial hedging arrangements entered into by Shipper with Gatherer’s consent. Under the gathering agreements, Gatherer pays Shipper gathering fees generally equal to a percentage of the “Gross Sale Price” subject, in most cases, to minimum prices of $0.35 or $0.40 per thousand cubic feet.
The Partnership is the sole parent of the Operating Partnership. Atlas is the sole parent of Resource, Viking and Atlas Noble, and is the indirect parent of Atlas Resources and Atlas Pipeline Partners GP, LLC, the general partner of the Gatherers.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
99.1	Amendment dated October 25, 2005 among Atlas America, Inc., Atlas Pipeline Partners, L.P., Atlas Pipeline Operating Partnership, L.P., Resource Energy, Inc., Viking Resources Corporation, Atlas Noble Corp. and Atlas Resources, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.
By:	Atlas Pipeline Partners GP, LLC Its General Partner

Dated: October 31, 2005	/s/ Matthew Jones
By: Matthew Jones
	Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
99.1	Amendment dated October 25, 2005 among Atlas America, Inc., Atlas Pipeline Partners, L.P., Atlas Pipeline Operating Partnership, L.P., Resource Energy, Inc., Viking Resources Corporation, Atlas Noble Corp. and Atlas Resources, Inc.